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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------
                                    FORM 8-K
                             -----------------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 5, 2006

                             -----------------------

                           CHROMCRAFT REVINGTON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

           Delaware                      1-13970                  35-1848094
(State or other jurisdiction of        (Commission              (IRS Employer
        incorporation)                 File Number)          Identification No.)


1330 Win Hentschel Blvd., Suite 250, West Lafayette, IN                  47906
     (Address of Principal Executive Offices)                         (Zip Code)

                                 (765) 807-2640
              (Registrant's Telephone Number, Including Area Code)

                             ----------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 5, 2006, the board of directors of Chromcraft Revington, Inc. (the "Company") approved the closure of the Company's wood processing facility in Warrenton, North Carolina by December 8, 2006. The Company plans to sell its 166,000 square foot facility in Warrenton, as well as related equipment, and lay off 58 associates at this site. The Company intends to source furniture parts produced at this facility from various suppliers.

This action is consistent with the Company's previously stated strategy of improving the utilization of a global supply chain to enhance customer selection and service, consolidating operations, reducing fixed costs and improving overall asset utilization.

The Company expects to incur total restructuring costs and related asset impairment charges of $1.0 million to $1.5 million pretax to write-down its building, equipment and inventories and to record severance benefits to terminated associates and relocation costs relating to this plant closure. Most of these charges will be recorded in the fourth quarter of 2006. A portion of these charges and expenses are expected to result in cash expenditures of approximately $0.1 million. These cash expenditures do not include expected cash proceeds from the sale of the facility and equipment and the reduction of inventories ranging from $2.0 million to $2.5 million. General, administrative and relocation costs associated with the wind down of these operations will be expensed as incurred.

The restructuring charges associated with the asset impairment of the building and equipment are expected to range from $0.8 million to $1.2 million pretax. In connection with the restructuring, an inventory write-down of approximately $0.1 million to $0.2 million pretax is expected to be recognized to reflect the anticipated net realizable value of certain inventories. In addition, severance for terminated associates and relocation costs are expected to total approximately $0.1 million.

As the Company continues to adapt to the global furniture marketplace and integrate functions common to its various products, additional restructuring charges, asset impairments, transition costs and/or increased operating expenses may be necessary in the future.

This report contains forward-looking statements that are based on current expectations and assumptions. These forward-looking statements can be generally identified as such because they include future tense or dates, or are not historical or current facts, or include words such as "believes," "expects," "intends," "plans," or words of similar import. Forward-looking statements are




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not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated as of the date of this report.

Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated are the ability of the Company to complete the restructuring actions referenced in this report at estimated costs; general economic conditions; import and domestic competition in the furniture industry; execution of the Company's business strategies; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new home and existing home sales; and other factors that generally affect business. An additional list of risks relating to the Company's business is located in the Company's Form 10-K for the fiscal year ended December 31, 2005.

The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.



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ITEM 2.06.   MATERIAL IMPAIRMENTS.

The information set forth above in Item 2.05 is hereby incorporated by reference into this Item 2.06.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

       (d)   Exhibits.

             99.1 Press Release of Chromcraft Revington, Inc. dated October 9, 2006.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  October 10, 2006

                                      CHROMCRAFT REVINGTON, INC.

                                      By: /s/ Frank T. Kane
                                          --------------------------------------
                                          Frank T. Kane
                                          Vice President -- Finance and
                                          Chief Financial Officer





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                                  EXHIBIT INDEX


Exhibit
Number     Description
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99.1       Press Release of Chromcraft Revington, Inc. dated October 9, 2006




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